Exhibit 99.4

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	HMS•Holdings•Corp. Nasdaq: HMSY
PRESS RELEASE
Release:
September 13, 2006
Contact:
Laura Jo Snyder-Cruz, Investor Relations
(212) 857-5423
(212) 857-5973 (fax)
E-Mail: ir@hmsy.com
http://www.hmsholdings.com
HMS Holdings Corp. Completes Acquisition
of Public Consulting Group’s Benefit Solutions Practice Area
NEW YORK, September 13, 2006 — HMS Holdings Corp. (NASDAQ:HMSY) announced today that it and its wholly-owned subsidiary Health Management Systems, Inc. (HMS) had acquired from Public Consulting Group, Inc. (PCG) the assets of PCG’s Benefits Solutions Practice Area (BSPA) for $80 million in cash, 1,750,000 shares of HMS Holdings common stock and a contingent cash payment of up to $15 million if certain revenue targets are met for the 12 months ending June 30, 2007. The cash portion of the purchase price was funded with cash on hand and $40 million in proceeds under a credit agreement among the Company and several other financial institutions led by JPMorgan Chase Bank, N.A. The credit agreement provides for a term loan of $40 million and revolving credit loans of up to $25 million.
BSPA provides a variety of cost avoidance, insurance verification, recovery audit and related services to state Medicaid agencies, children and family services agencies, the U.S. Department of Veterans Affairs, and the Centers for Medicare and Medicaid Services. For the 12 months ended June 30, 2006, BSPA reported revenue of $48.4 million. The acquisition is expected to be accretive to HMS Holdings earnings in its fiscal year ended December 31, 2007.
Robert Holster, Chairman and Chief Executive Officer of HMS Holdings, said, “HMS and BSPA offer highly complementary services but have little customer overlap. As a result, we expect that the customers of the combined business will be presented with a richer variety of cost containment alternatives. HMS and BSPA also have different but complementary strengths in marketing, operations and technology, and leveraging the best practices of each company across the combined entity will provide us with opportunity for performance improvement for years to come. Going forward, we offer an unparalleled range of cost containment tools to government healthcare agencies and managed care organizations.”
HMS Holdings Corp. further announced that HMS and PCG had signed a strategic teaming agreement that will expand the variety of financial services and products that each company offers its customers. Boston-based PCG, established in 1986, is a privately held government consulting firm offering public policy development, service delivery and design, rate setting, cost accounting, financial management, operations improvement and other management advisory services to government and private health and human service providers.
# # #

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	HMS•Holdings•Corp. Nasdaq: HMSY
PRESS RELEASE
HMS Holdings Corp. provides cost containment, coordination of benefits and cost reporting services to healthcare payors and providers. We help our clients increase revenue and reduce operating and administrative costs.
# # #
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2005. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.
# # #